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EXHIBIT 23.1

ADOBE SYSTEMS INCORPORATED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Adobe Systems Incorporated:

        We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, No. 333-87165, No. 333-39524, No. 333-52214, No. 333-57074, No. 333-72424, No. 333-90518, No. 333-108014, No. 333-130104, and No. 333-130185) on Form S-8 of Adobe Systems Incorporated of our reports dated February 8, 2006, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of December 2, 2005 and December 3, 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 2, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 2, 2005, and the effectiveness of internal control over financial reporting as of December 2, 2005, appearing elsewhere in this Form 10-K.

/s/KPMG LLP
Mountain View, California
February 8, 2006

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  EXHIBIT 23.1